Exhibit 10(a)64










                              THE SOUTHERN COMPANY

                            SUPPLEMENTAL BENEFIT PLAN

                              Troutman Sanders LLP

                           600 Peachtree Street, N.E.

                        Suite 5200 Bank of America Plaza

                           Atlanta, Georgia 30308-2216

                                 (404) 885-3000

                Amended and Restated Effective as of May 1, 2000



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                              THE SOUTHERN COMPANY

                            SUPPLEMENTAL BENEFIT PLAN

                                                                            Page

ARTICLE I - PURPOSE AND ADOPTION OF PLAN..................................1
         1.1 Adoption.....................................................1
         1.2 Purpose......................................................2


ARTICLE II - DEFINITIONS..................................................3
         2.1 Account......................................................3
         2.2 Administrative Committee.....................................3
         2.3 Beneficiary..................................................3
         2.4 Board of Directors...........................................3
         2.5 Change in Control Benefit Plan Determination Policy..........3
         2.6 Code 3
         2.7 Common Stock.................................................3
         2.8 Company......................................................3
         2.9 Deferred Compensation Plan...................................3
         2.10 Effective Date..............................................3
         2.11 Employee....................................................3
         2.12 Employing Company...........................................4
         2.13 ESOP........................................................4
         2.14 Non-Pension Benefit.........................................4
         2.15 Participant.................................................4
         2.16 Pension Benefit.............................................4
         2.17 Pension Plan................................................4
         2.18 Performance Sharing Plan....................................4
         2.19 Phantom Common Stock........................................4
         2.20 Plan........................................................4
         2.21 Plan Year...................................................4
         2.22 Purchase Price..............................................5
         2.23 Sales Price.................................................5
         2.24 Savings Plan................................................5
         2.25 Southern Board..............................................5
         2.26 Southern Company............................................5
         2.27 "Spin-Off Date".............................................5
         2.28 Trust.......................................................5
         2.29 Valuation Date..............................................5


ARTICLE III - ADMINISTRATION OF PLAN......................................7
         3.1 Administrator................................................7
         3.2 Powers.......................................................7
         3.3 Duties of the Administrative Committee.......................8
         3.4 Indemnification..............................................9


ARTICLE IV - ELIGIBILITY.................................................10
         4.1 Eligibility Requirements....................................10
         4.2 Determination of Eligibility................................10
         4.3  Eligibility  of  Employees  of Savannah  Electric and
                  Power Company..........................................11


ARTICLE V - BENEFITS.....................................................12
         5.1 Pension Benefit.............................................12
         5.2 Non-Pension Benefit.........................................13
         5.3 Distribution of Benefits....................................15
         5.4 Allocation of Pension Benefit Liability.....................19
         5.5 Funding of Benefits.........................................20
         5.6 Withholding.................................................21
         5.7 Recourse Against Deferred Compensation Trust................21
         5.8 Change in Control...........................................21


ARTICLE VI - MISCELLANEOUS...............................................22
         6.1 Assignment..................................................22
         6.2 Amendment and Termination...................................22
         6.3 No Guarantee of Employment..................................22
         6.4 Construction................................................22



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                              THE SOUTHERN COMPANY

                            SUPPLEMENTAL BENEFIT PLAN

                    ARTICLE I - PURPOSE AND ADOPTION OF PLAN

         1.1 Adoption: The Southern Company Supplemental Benefit Plan, effective as of May 1, 2000 and hereinafter set forth (the "Plan"), is a modification and continuation of the Supplemental Benefit Plan for Southern Company Services, Inc. which originally became effective January 1, 1983, and was last amended and restated effective July 10, 2000. Prior to that restatement, the Plan was last restated effective January 1, 1998, and was subsequently amended by the First Amendment dated April 15, 1999.

         Effective January 1, 1998, the following other plans were merged into the Plan:

o        Supplemental Benefit Plan for Alabama Power Company

o        Supplemental Benefit Plan for Georgia Power Company

o        Supplemental Benefit Plan for Gulf Power Company

o        Supplemental Benefit Plan for Mississippi Power Company

o Supplemental Benefit Plan for Southern Company Services, Inc. and Southern Electric International, Inc., as adopted by Southern Communications Services, Inc.

o Supplemental Benefit Plan for Southern Company Services, Inc. and Southern Electric International, Inc., as adopted by Southern Development and Investment Group, Inc.

o        Supplemental Benefit Plan for Southern Nuclear Operating Company, Inc.

         Employees participating in the merged plans and employed by an Employing Company on January 1, 1998 became immediately covered under the Plan; provided, however, that the terms of the prior plans govern an Employee's circumstances with regard to actions taken or occurring before January 1, 1998. The benefits of former Employees who retired before January 1, 1998 are payable in accordance with the provisions of the prior plans.

         1.2 Purpose: The Plan is designed to provide certain retirement and other deferred compensation benefits primarily for a select group of management or highly compensated employees which are not otherwise payable or cannot otherwise be provided by the Employing Companies (1) under The Southern Company Pension Plan, The Southern Company Employee Savings Plan, The Southern Company Employee Stock Ownership Plan and The Southern Company Performance Sharing Plan, as a result of the limitations set forth under Sections 401(a)(17), 401(k), 401(m), 402(g), or 415 of the Internal Revenue Code of 1986, as amended from time to time; and (2) to compensate for lost benefits resulting from participation in The Southern Company Deferred Compensation Plan, as amended from time to time. The Plan shall be an unfunded deferred compensation arrangement whose benefits shall be paid solely from the general assets of the Employing Companies.

         The Plan, as amended and restated herein, is intended to benefit only employees who complete an Hour of Service on or after May 1, 2000. Any employees or former employees who ceased to participate in the Plan for any reason prior to May 1, 2000 shall be governed by the Plan as in effect on the date their participation ceased.

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                            ARTICLE II - DEFINITIONS

         2.1 "Account" shall mean the total amount credited to the account of a Participant to reflect the interest of a Participant in the Plan resulting from a Participant's Non-Pension Benefit calculated in accordance with Section 5.2.

          2.2 "Administrative Committee" shall mean the committee referred to in
Section 3.1 hereof.

          2.3 "Beneficiary" shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant.

          2.4 "Board of Directors" shall mean the Board of Directors of the Company.

          2.5 "Change in Control Benefit Plan Determination Policy" shall mean the Change in Control Benefit Plan Determination Policy, as approved by the Southern Board, as it may be amended from time to time in accordance with the provisions therein.

          2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.7      "Common Stock" shall mean common stock of Southern Company.

         2.8      "Company" shall mean Southern Company Services, Inc.

         2.9 "Deferred Compensation Plan" shall mean The Southern Company Deferred Compensation Plan, as amended from time to time.

          2.10 "Effective Date" of this amendment and restatement shall mean May 1, 2000.

          2.11 "Employee" shall mean any person who is currently employed by an Employing Company.

          2.12 "Employing Company" shall mean the Company and any affiliate or subsidiary of Southern Company which the Board of Directors may from time to time determine to bring under the Plan and any successor to them. The Employing Companies are set forth in Appendix A to the Plan, as amended from time to time.

          2.13 "ESOP" shall mean The Southern Company Employee Stock Ownership Plan, as amended from time to time.

          2.14 "Non-Pension Benefit" shall mean the benefit described in Section 5.2.

          2.15 "Participant" shall mean an Employee or former Employee of an Employing Company who is eligible and participates in the Plan pursuant to Sections 4.1 and 4.2.

          2.16 "Pension Benefit" shall mean the benefit described in Section
5.1.

          2.17 "Pension Plan" shall mean The Southern Company Pension Plan, as amended from time to time.

          2.18 "Performance Sharing Plan" shall mean The Southern Company Performance Sharing Plan, as amended from time to time.

          2.19 "Phantom Common Stock" shall mean the Common Stock in which a Participant is deemed to invest his Non-Pension Benefit as if such Common Stock had been purchased upon contribution to the Savings Plan, the ESOP and/or the Performance Sharing Plan, as the case may be.

          2.20 "Plan" shall mean The Southern Company Supplemental Benefit Plan, as amended from time to time.

          2.21 "Plan Year" shall mean the calendar year.

          2.22 "Purchase Price" shall mean for purposes of deemed purchases of Phantom Common Stock the following: (a) with respect to the Savings Plan and the Performance Sharing Plan, the weighted average purchase price of a share of the Common Stock under the Savings Plan as of the applicable Valuation Date; (b) with respect to any investment of dividends attributable to Phantom Common Stock, the dividend reinvestment price of a share of the Common Stock under the Savings Plan as of the applicable Valuation Date; and (c) with respect to the ESOP, the price at which a share of Common Stock is purchased with regard to a contribution made for each applicable Plan Year.

         2.23 "Sales Price" shall mean the weighted average sales price of a share of Common Stock under the Savings Plan as of each applicable Valuation Date.

          2.24 "Savings Plan" shall mean The Southern Company Employee Savings Plan, as amended from time to time.

          2.25 "Southern Board" shall mean the board of directors of Southern Company.

          2.26 "Southern Company" shall mean Southern Company, its successors and assigns.

          2.27 "Spin-Off Date" shall mean the "Group Status Change Date" as defined in the Employee Matters Agreement between Mirant Corporation (formerly Southern Energy, Inc.) ("Mirant") and The Southern Company (i.e., April 2,
2001).

          2.28 "Trust" shall mean the Southern Company Deferred Compensation Trust.

          2.29 "Valuation Date" shall mean each business day of the New York Stock Exchange. Where the context requires, the definitions of all terms set forth in the Pension Plan, the ESOP, the Performance Sharing Plan, the Savings Plan and the Deferred Compensation Plan shall apply with equal force and effect for purposes of interpretation and administration of the Plan, unless said terms are otherwise specifically defined in the Plan. The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.

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                      ARTICLE III - ADMINISTRATION OF PLAN

         3.1 Administrator. The general administration of the Plan shall be placed in the Administrative Committee. The Administrative Committee shall consist of the Senior Vice President, Human Resources of The Southern Company, the Vice President, System Compensation and Benefits of The Southern Company and the Comptroller of The Southern Company or any other position or positions that succeed to the duties of the foregoing positions. Any member may resign or may be removed by the Board of Directors and new members may be appointed by the Board of Directors at such time or times as the Board of Directors in its discretion shall determine. The Administrative Committee shall be chaired by the Senior Vice President, Human Resources of The Southern Company and may select a Secretary (who may, but need not, be a member of the Administrative Committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Administrative Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.

         3.2 Powers. The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall have the discretion to interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

         3.3      Duties of the Administrative Committee.
                  (a) The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

                  (b) The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by persons designated by the Administrative Committee.

                  (c) The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants' records; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from an Employing Company; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan.

         3.4 Indemnification. The Employing Companies shall indemnify the Administrative Committee against any and all claims, losses, damages, expenses and liability arising from an action or failure to act, except when the same is finally judicially determined to be due to gross negligence or willful misconduct. The Employing Companies may purchase at their own expense sufficient liability insurance for the Administrative Committee to cover any and all claims, losses, damages and expenses arising from any action or failure to act in connection with the execution of the duties as Administrative Committee. No member of the Administrative Committee who is also an Employee of the Employing Companies shall receive any compensation from the Plan for his services in administering the Plan.

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                            ARTICLE IV - ELIGIBILITY

         4.1 Eligibility Requirements. Subject to Section 4.3, all Employees who are determined eligible to participate in accordance with Section 4.2: (a) whose benefits under the Pension Plan are limited by the limitations set forth in Sections 401(a)(17) or 415 of the Code, (b) for whom contributions by their Employing Company to the Savings Plan are limited by the limitations set forth in Sections 401(a)(17), 401(k), 401(m), 402(g) or 415 of the Code, (c) for whom contributions by their Employing Company to the ESOP are limited by the limitations set forth in Sections 401(a)(17) or 415 of the Code, (d) for whom contributions by their Employing Company to the Performance Sharing Plan are limited by the limitations set forth in Sections 401(a)(17) or 415 of the Code, or (e) who make deferrals under the Deferred Compensation Plan, shall be eligible to receive benefits under the Plan.

         4.2 Determination of Eligibility. The Administrative Committee shall determine which Employees are eligible to participate. Upon becoming a Participant, an Employee shall be deemed to have assented to the Plan and to any amendments hereafter adopted. The Administrative Committee shall be authorized to rescind the eligibility of any Participant if necessary to ensure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended. In addition, a Participant shall not be eligible for a Pension Benefit under the Plan unless such Participant shall be entitled to a vested benefit under the Pension Plan. If an Employee who was employed by Mirant Corporation (f/k/a Southern Energy, Inc.) ("Mirant") or an affiliate thereof on or after April 2, 2001 is thereafter employed by an Affiliated Employer, he shall be treated the same as a new hire and none of his service with Mirant shall be considered as Accredited Service under Section 5.1.

          4.3 Eligibility of Employees of Savannah Electric and Power Company.

                  (a) Employees of Savannah Electric and Power Company meeting the requirements of Sections 4.1 and 4.2 on or after January 1, 1997 shall be eligible to participate in the Plan provided that such employees are not participating in the Supplemental Executive Retirement Plan of Savannah Electric and Power Company. Such Employees' benefits shall include any accruals for the Plan Year ending December 31, 1997 as determined in accordance with Sections 5.1 and 5.2.

                  (b) Notwithstanding paragraph (a) above, Employees of Savannah Electric and Power Company who have participated in The Southern Company Deferred Compensation Plan on and after January 1, 1996, shall be eligible to participate in the Plan but only to the extent that the Plan compensates employees for lost benefits resulting from participation in The Southern Company Deferred Compensation Plan. Such Employees' benefits shall include any accruals permitted under the preceding sentence for Plan Years ending December 31, 1996 and December 31, 1997 determined in accordance with Sections 5.1 and 5.2.

                              ARTICLE V - BENEFITS

         5.1      Pension Benefit.
                  (a) Each Participant shall be entitled to a Pension Benefit equal to that portion of his Retirement Income under the Pension Plan which is not payable under the Pension Plan as a result of the exclusion of compensation deferred under the Deferred Compensation Plan and/or the limitations imposed by Sections 401(a)(17) or 415(b) of the Code. When determining a Participant's Pension Benefit, the Participant's years of Accredited Service shall include any deemed Accredited Service provided under the terms of any agreement concerning supplemental pension payments between the Participant and an Employing Company.

                  (b) For purposes of this Section 5.1, the Pension Benefit of a Participant shall be calculated based on the Participant's Earnings that are considered under the Pension Plan in calculating his Retirement Income, as modified below, without regard to the limitation of Section 401(a)(17) of the Code. For purposes of determining the Participant's Earnings, all incentive pay earned while he is an Employee under any annual group incentive plans, as defined in Section 5.2 of the Pension Plan, shall be considered, provided such incentive award was earned on or after January 1, 1994. Alternatively, if it produces greater Earnings, all incentive pay paid or that would have been paid but for an election to defer such incentive award under the Deferred Compensation Plan to the Participant under any annual group incentive plans, as defined in Section 5.2 of the Pension Plan, shall be considered, provided such incentive pay was paid or deferred on or after January 1, 1995. However, incentive pay shall only be included in the Participant's Earnings for purposes of calculating the Participant's Pension Benefit using the 1.25% formula described in Section 5.2 of the Pension Plan.

                  (c) To the extent that a Participant's Retirement Income under the Pension Plan is recalculated as a result of an amendment to the Pension Plan, the Participant's Pension Benefit shall also be recalculated in determining payments of the Participant's Pension Benefit made on or after the effective date of such Pension Plan recalculation.

         5.2      Non-Pension Benefit.
                  (a) A Participant shall be entitled to a Non-Pension Benefit which is determined under this Section 5.2. An Account shall be established for the Participant as of his initial Plan Year of participation in the Plan. Each Plan Year, such Account shall be credited with an amount equal to the amount that his Employing Company is prohibited from contributing (1) to the Savings Plan on behalf of the Participant as a result of the limitations imposed by Sections 401(a)(17), 401(k), 401(m), 402(g), or 415(c) of the Code, (2) to the
ESOP on behalf of the Participant as a result of the limitations imposed by Sections 401(a)(17) or 415(c) of the Code, and (3) to the Performance Sharing Plan (including for the 1997 Plan Year) on behalf of the Participant as a result of the limitations imposed by Sections 401(a)(17) or 415(c) of the Code.

                  (b) For purposes of this Section 5.2, the Non-Pension Benefit of a Participant shall be calculated based on the Participant's compensation that would have been considered in calculating allocations to his accounts under the Savings Plan, ESOP and Performance Sharing Plan, without regard to the limitations of Section 401(a)(17) or Section 402(g) of the Code, including any portion of his compensation he may have elected to defer under the Deferred Compensation Plan, but with respect to the Savings Plan only excluding incentive pay he deferred under the Deferred Compensation Plan.

                  (c) The Non-Pension Benefit of the Participant shall be deemed to be invested in Phantom Common Stock. On each such date of investment, a Participant's Account shall be credited with the number of shares (including fractional shares) of Phantom Common Stock which could have been purchased on such date, based upon the Common Stock's Purchase Price. As of the date upon which occurs the payment of dividends on the Common Stock, there shall be credited with respect to shares of Phantom Common Stock in the Participant's Account on such date, such additional shares (including fractional shares) of Phantom Common Stock as follows:

                           (1) In the case of cash dividends, such additional shares as could be purchased at the Purchase Price with the dividends which would have been payable if the credited shares had been outstanding;

                           (2) In the case of dividends payable in property other than cash or Common Stock, such additional shares as could be purchased at the Purchase Price with the fair market value of the property which would have been payable if the credited shares had been outstanding;

                           (3) In the case of dividends payable in Common Stock, such additional shares as would have been payable on the credited shares if they had been outstanding; or

                           (4) In the case of a deemed distribution of Mirant common stock as a result of a spin-off of Mirant from The Southern Company, the Phantom Common Stock in a Participant's Account shall be adjusted at a time and in a manner designated by the Administrative Committee.

                  (d) As soon as practicable following the first day of his eligibility to have benefits credited to his Account, a Participant shall designate in writing on a form to be prescribed by the Administrative Committee the method of payment of his Account, which shall be the payment of a single lump sum or a series of annual installments not to exceed twenty (20). The method of distribution initially designated by a Participant shall not be revoked and shall govern the distribution of a Participant's Account. Notwithstanding the foregoing, in the sole discretion of the Administrative Committee, upon application by the Participant, the method of distribution designated by such Participant may be modified not prior to 395 days nor later than 365 days prior to a Participant's date of separation from service in order to change the form of distribution of his Account in accordance with the terms of the Plan; provided, however, that any Participant who is required to file reports pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended, with respect to equity securities of The Southern Company shall not be permitted to amend his distribution election during any time period for which such Participant is required to file any such reports with respect to his Non-Pension Benefit unless such amendment is specifically approved by the Administrative Committee in its sole discretion. Each Participant, his Beneficiary, and legal representative shall be bound as to any action taken pursuant to the method of distribution elected by a Participant and the terms of the Plan. Notwithstanding any provision of the Plan to the contrary, if a Participant has elected to receive his Plan distribution in annual installment payments and such Participant's Plan Account does not exceed five thousand dollars ($5,000) (as adjusted from time to time by Treasury regulations applicable to tax-qualified retirement plans) at the time such benefit is valued for distribution, such payment shall be made as a single, lump-sum payment to the Participant.

         5.3      Distribution of Benefits.
                  (a) The Pension Benefit, as determined in accordance with
Section 5.1, shall be payable in monthly increments on the first day of the month concurrently with the Participant's Retirement Income under the Pension Plan. The form in which the Pension Benefit is paid will be the same as elected by the Participant under the Pension Plan except that the amount of the monthly benefit will be modified at the appropriate time based on the commencement of payments as follows. Payments shall be adjusted to include three components:

                           (1) The amount necessary to pay the tax due under the Federal Insurance Contributions Act with respect to the accrued Pension Benefit determined upon retirement (or such other appropriate "resolution date" as defined under Treasury Regulation Section 31.3121(v)-2) calculated in accordance with
                                    Section 5.1;

                           (2) The amount estimated to pay the federal and state income tax withholding liability due on the amount paid under paragraph (1) above; and

                           (3) An adjusted monthly benefit determined on an actuarially equivalent basis in accordance with the terms of the Pension Plan which takes into account the amounts paid under paragraph (1) and (2) above and taking into account the form of benefit elected by the Participant under the Pension Plan.

Upon adjustment, the remaining monthly payments shall equal the amount described in paragraph (3) above. The Beneficiary of a Participant's Pension Benefit shall be the same as the Provisional Payee, if any, of the Participant's Retirement Income under the Pension Plan.

                  (b) When a Participant terminates his employment with an Employing Company, said Participant shall be entitled to receive the market value of any shares of Phantom Common Stock (and fractions thereof) reflected in his Account in a single lump sum distribution or annual installments not to exceed twenty (20). Such distribution shall be made not later than sixty (60) days following the date on which his termination of employment occurs, or as soon as reasonably practicable thereafter. The transfer by a Participant between companies within The Southern Company shall not be deemed to be a termination of employment with an Employing Company. With regard to any distribution made under this Article, the market value of any shares of Phantom Common Stock credited to a Participant's Account shall be based on the Sales Price. No portion of a Participant's Account shall be distributed in Common Stock.

                  (c) In the event a Participant elects to receive the distribution of his Account in annual installments, the first payment shall be made not later than sixty (60) days following the date on which his termination of employment occurs, or as soon as reasonably practicable thereafter, subject however to the cash-out provisions of Section 5.2(d). Installments shall equal the balance in the Participant's Account taking into account the tax due under the Federal Insurance Contributions Act divided by the number of annual installment payments. Each subsequent annual payment shall be an amount equal to the balance in the Participant's Account as of the Valuation Date, divided by the number of the remaining annual payments and shall be due on the anniversary of the preceding payment date.

                  (d) Upon the death of a Participant or a former Participant prior to the payment of the market value of any shares of Phantom Common Stock (and fractions thereof) credited to said Participant's Account based on the Sales Price, the unpaid balance shall be paid in the sole discretion of the Administrative Committee (1) in a lump sum to the designated Beneficiary of a Participant or former Participant within sixty (60) days following the date on which the Administrative Committee is provided evidence of the Participant's death (or as soon as reasonably practicable thereafter) or (2) in accordance with the distribution method chosen by such Participant or former Participant. The Beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the prior Beneficiary. In the event a Beneficiary designation is not on file or the designated Beneficiary is deceased or cannot be located, payment will be made to the person or persons in the first of the following classes of successive preference, if then living:

                           (1)......the Participant's spouse on the date of his
                           death; (2)......the Participant's children, equally;
                           (3)......the Participant's parents, equally;
                           (4)......the Participant's brothers and sisters,
                           equally; or (5)......the Participant's executors or
                           administrators.

                  Payment to such one or more persons shall completely discharge the Plan with respect to the amount so paid.

                  (e) Upon the total disability of a Participant or former Participant, as determined by the Social Security Administration, prior to the payment of the market value of any shares of Phantom Common Stock (and fractions thereof) credited to such Participant's Account based on the Sales Price, the unpaid balance of his Account shall be paid in the sole discretion of the Administrative Committee (1) in a lump sum to the Participant or former Participant, or his legal representative within sixty (60) days following the date on which the Administrative Committee receives notification of the determination of a disability by the Social Security Administration (or as soon as reasonably practicable thereafter) or (2) in accordance with the distribution method elected by such Participant or former Participant.

                  (f) The Administrative Committee, in its sole discretion upon application made by the Participant, a designated Beneficiary, or their legal representative, may determine to accelerate payments or, in the event of death or total disability (as determined by Social Security Administration), to extend or otherwise make payments in a manner different from the manner in which such payment would be made under the method of distribution elected by the Participant in the absence of such determination. Notwithstanding any provision of the Plan to the contrary, if a Participant has elected to receive his Plan distribution in annual installment payments and such Participant's Plan Account does not exceed five thousand dollars ($5,000) (as adjusted from time to time by Treasury regulations applicable to tax-qualified retirement plans) at the time such benefit is valued for distribution, such payment shall be made as a single, lump-sum payment to the Participant.

                  (g) The value of the Accounts of all Participants who are employees of Mirant or one of its subsidiaries on the Spin-Off Date shall be transferred to Mirant on a date selected by the Administrative Committee, and The Southern Company and its affiliates and subsidiaries shall have no further obligation to make any distribution of such Accounts to such Participants under
Section 5.3(b), (c), (d) or (e).

         5.4 Allocation of Pension Benefit Liability. In the event that a Participant eligible to receive a Pension Benefit has been employed at more than one Employing Company, the Pension Benefit liability shall be apportioned so that each such Employing Company is obligated in accordance with Section 5.5 to cover the percentage of the total Pension Benefit as determined below. Each Employing Company's share of the Pension Benefit liability shall be calculated by multiplying the Pension Benefit by a fraction where the numerator of such fraction is the base rate of pay, as defined by the Administrative Committee, received by the Participant at the respective Employing Company on his date of termination of employment or transfer, as applicable, multiplied by the Accredited Service earned by the Participant at the respective Employing Company and where the denominator of such fraction is the sum of all numerators calculated for each respective Employing Company by which the Participant has been employed. For purposes of determining the above-described fraction, when determining a Participant's Pension Benefit, the Participant's years of Accredited Service shall include any deemed Accredited Service provided under the terms of any agreement concerning supplemental pension payments between the Participant and an Employing Company. In the event a Participant receives additional Accredited Service under such an agreement, such Accredited Service shall be allocated to each Employing Company which has contracted with the Participant in accordance with such contract and this allocation will be utilized to adjust the appropriate components of the fraction described above in determining each Employing Company's share of the Pension Benefit liability.

         Notwithstanding the preceding paragraph, the Pension Benefit liability attributable to any Participant employed by Mirant or one of its subsidiaries on the Spin-Off Date shall not be paid from this Plan, but rather shall be a liability of Mirant in accordance with the Employee Matters Agreement entered into by and between Mirant and Southern Company. However, the portion of any Pension Benefit payable to a Participant employed by an Affiliated Employer on the Spin-Off Date which is attributable to service with Mirant prior to such date (as determined using the fraction described above) shall be a liability of Southern Company.

         5.5 Funding of Benefits. Except as expressly limited under the terms of the Trust, neither the Company nor any Employing Company hereunder shall reserve or otherwise set aside funds for the payment of its obligations under the Plan. In any event, such obligations shall be paid or deemed to be paid solely from the general assets of the Employing Companies. Participants shall only have the status of general, unsecured creditors of the Company and their respective Employing Companies. Notwithstanding that a Participant shall be entitled to receive the balance of his Account under the Plan, the assets from which such amount shall be paid shall at all times remain subject to the claims of the creditors of the Participant's Employing Company. When a Participant becomes entitled to payment of a Pension Benefit, the Company may, in its sole discretion, elect to purchase an annuity from a reputable third party annuity provider to secure payment of all or any portion of the Participant's Pension Benefit, pursuant to a uniform annuitization program adopted by the Administrative Committee.

         5.6 Withholding. There shall be deducted from payments and, if necessary, from the Non-Pension Account under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by an Employing Company to such governmental authority for the account of the Participant or Beneficiary.

         5.7 Recourse Against Deferred Compensation Trust. In the event a Participant who is employed on or after January 1, 1999 with an "Employing Company" (as such term is defined in the Change in Control Benefit Plan Determination Policy) disputes the calculation of his Pension Benefit or Non-Pension Benefit, or payment of amounts due under the terms of the Plan, the Participant has recourse against the Company, the Employing Company by which the Participant is employed, if different, the Plan, and the Trust for payment of benefits to the extent the Trust so provides.

         5.8 Change in Control. The provisions of the Change in Control Benefit Plan Determination Policy are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern Company or an Employing Company, the benefits to be provided hereunder and the funding of the Trust in the event of such a change in control. Any modifications to the Change in Control Benefit Plan Determination Policy are likewise incorporated herein.

                           ARTICLE VI - MISCELLANEOUS


         6.1 Assignment. Neither the Participant, his Beneficiary, nor his legal representative shall have any rights to sell, assign, transfer or otherwise convey the right to receive the payment of any Pension Benefit or Non-Pension Benefit due hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payment under the Plan shall be null and void and of no effect.

         6.2 Amendment and Termination. Except for the provisions of Section 5.8 hereof, which may not be amended following a "Southern Change in Control" or "Subsidiary Change in Control", as defined in the Change in Control Benefit Plan Determination Policy, the Plan may be amended or terminated at any time by the Board of Directors, provided that no amendment or termination shall cause a forfeiture or reduction in any benefits accrued as of the date of such amendment or termination. The Plan may also be amended by the Administrative Committee (a) if such amendment does not involve a substantial increase in cost to any Employing Company, or (b) as may be necessary, proper, or desirable in order to comply with laws or regulations enacted or promulgated by any federal or state governmental authority.

         6.3 No Guarantee of Employment. Participation hereunder shall not be construed as creating any contract of employment between any Employing Company and a Participant, nor shall it limit the right of an Employing Company to suspend, terminate, alter, or modify, whether or not for cause, the employment relationship between such Employing Company and a Participant.

         6.4 Construction. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws of the United States.

         IN WITNESS WHEREOF, the amended and restated Plan has been executed by a duly authorize officer of Southern Company Services, Inc., subject to ratification by the Board of Directors of the Company, this day of , 2001.

                                 SOUTHERN COMPANY SERVICES, INC.
                                 By:______________________________________
                                 Its:_____________________________________

Attest:

By:      ______________________________

Its:     ______________________________

                                   APPENDIX A

                 THE SOUTHERN COMPANY SUPPLEMENTAL BENEFIT PLAN

                      EMPLOYING COMPANIES AS OF MAY 1, 2000

                              Alabama Power Company

                              Georgia Power Company

                               Gulf Power Company

                            Mississippi Power Company

                       Savannah Electric and Power Company

                     Southern Communications Services, Inc.

                     Southern Company Energy Solutions, Inc.

                         Southern Company Services, Inc.

             Southern Energy Resources, Inc. (through April 1, 2001)

                    Southern Nuclear Operating Company, Inc.